Exhibit 99.1

Unaudited Pro Forma Financial Statements

On January 31, 2017, Citrix completed the spin-off and merger of its GoTo family of service offerings (“GoTo Business”) with LogMeIn, Inc. (Nasdaq: LOGM).

The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2016 and for the fiscal years ended December 31, 2015, 2014 and 2013 assume that the separation of the GoTo Business occurred on January 1, 2013, the first day of fiscal year 2013. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 assumes that the separation occurred on that date.

The unaudited pro forma condensed consolidated financial statements are presented based on currently available information and are intended for informational purposes only. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what Citrix’s results of operations or financial condition would have been had the separation been completed on the dates assumed. In addition, they are not necessarily indicative of Citrix’s future results of operations or financial condition. Beginning in the first quarter of fiscal year 2017, the historical financial results of the GoTo Business for periods prior to the separation will be reflected in Citrix’s financial statements as discontinued operations.

The historical condensed consolidated or consolidated financial statements of Citrix have been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give pro forma effect to events that are (1) directly attributable to the separation, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on the combined results. The pro forma adjustments included in the accompanying unaudited pro forma condensed consolidated financial statements are based on currently available data and assumptions that Citrix believes are reasonable. However, the unaudited pro forma condensed consolidated statements of income do not include any expected cost savings or restructuring actions that may be achievable or that may occur subsequent to the separation or the impact of any non-recurring activity and one-time transaction-related costs.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed consolidated financial statements, (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Citrix’s Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 18, 2016, and (iii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in Citrix’s Form 10-Q for the three and nine months ended September 30, 2016 filed with the SEC on November 4, 2016.

CITRIX SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2016

	Historical	GoTo Business Separation (a)	Pro Forma Adjustments	Note		Pro Forma Citrix
	(In thousands, except per share information)
Revenues:
Product and licenses	$628,002	$421	$—			$627,581
Software as a service	606,544	507,992	—			98,552
License updates and maintenance	1,178,053	—	—			1,178,053
Professional services	97,310	—	—			97,310

Total net revenues	2,509,909	508,413	—			2,001,496

Cost of net revenues:
Cost of product and license revenues	93,077	—	—			93,077
Cost of services and maintenance revenues	281,440	112,566	—			168,874
Amortization of product related intangible assets	45,744	3,650	—			42,094
Impairment of product related intangible assets	1,128	—	—			1,128

Total cost of net revenues	421,389	116,216	—			305,173

Gross margin	2,088,520	392,197	—			1,696,323

Operating expenses:
Research and development	375,607	70,984	—			304,623
Sales, marketing and services	883,045	158,702	—			724,343
General and administrative	281,601	46,571	—			235,030
Amortization of other intangible assets	22,067	10,618	—			11,449
Restructuring	62,142	830	—			61,312
Separation	46,190	10,060	36,130	(b	)	—

Total operating expenses	1,670,652	297,765	36,130			1,336,757

Income from operations	417,868	94,432	(36,130)			359,566
Interest income	12,108	—	—			12,108
Interest expense	33,605	—	—			33,605
Other expense, net	(781)	—	—			(781)

Income before income taxes	395,590	94,432	(36,130)			337,288
Income tax expense (benefit)	59,328	27,521	(13,910)	(c	)	45,717

Net income	$336,262	$66,911	$(22,220)			$291,571

Earnings per share:
Basic	$2.17					$1.88

Diluted	$2.15					$1.86

Weighted average shares outstanding:
Basic	154,847					154,847

Diluted	156,697					156,697

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CITRIX SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2015

	Historical	GoTo Business Separation (a)	Pro Forma Adjustments	Note		Pro Forma Citrix
	(In thousands, except per share information)
Revenues:
Product and licenses	$875,807	$1,999	$—			$873,808
Software as a service	731,292	627,441	—			103,851
License updates and maintenance	1,521,007	—	—			1,521,007
Professional services	147,488	—	—			147,488

Total net revenues	3,275,594	629,440	—			2,646,154

Cost of net revenues:
Cost of product and license revenues	118,265	—	—			118,265
Cost of services and maintenance revenues	364,916	136,413	—			228,503
Amortization and impairment of product related intangible assets	131,183	3,911	—			127,272

Total cost of net revenues	614,364	140,324	—			474,040

Gross margin	2,661,230	489,116	—			2,172,114

Operating expenses:
Research and development	563,975	83,018	—			480,957
Sales, marketing and services	1,195,362	189,560	—			1,005,802
General and administrative	342,665	53,044	3,376	(b	)	286,245
Amortization and impairment of other intangible assets	108,732	11,254	—			97,478
Restructuring	100,411	1,750	—			98,661

Total operating expenses	2,311,145	338,626	3,376			1,969,143

Income from operations	350,085	150,490	(3,376)			202,971
Interest income	11,675	—	—			11,675
Interest expense	44,153	—	—			44,153
Other expense, net	(5,730)	—	—			(5,730)

Income before income taxes	311,877	150,490	(3,376)			164,763
Income tax (benefit) expense	(7,484)	44,032	(1,300)	(c	)	(50,216)

Net income	$319,361	$106,458	$(2,076)			$214,979

Earnings per share:
Basic	$2.01					$1.35

Diluted	$1.99					$1.34

Weighted average shares outstanding:
Basic	158,874					158,874

Diluted	160,362					160,362

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CITRIX SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2014

	Historical	GoTo Business Separation (a)	Pro Forma Citrix
	(In thousands, except per share information)
Revenues:
Product and licenses	$899,736	$3,725	$896,011
Software as a service	651,562	576,067	75,495
License updates and maintenance	1,416,017	—	1,416,017
Professional services	175,541	—	175,541

Total net revenues	3,142,856	579,792	2,563,064

Cost of net revenues:
Cost of product and license revenues	124,110	—	124,110
Cost of services and maintenance revenues	349,683	122,312	227,371
Amortization and impairment of product related intangible assets	146,426	4,201	142,225

Total cost of net revenues	620,219	126,513	493,706

Gross margin	2,522,637	453,279	2,069,358

Operating expenses:
Research and development	553,817	66,898	486,919
Sales, marketing and services	1,280,265	205,307	1,074,958
General and administrative	319,922	43,357	276,565
Amortization and impairment of other intangible assets	45,898	3,994	41,904
Restructuring	20,424	6,332	14,092

Total operating expenses	2,220,326	325,888	1,894,438

Income from operations	302,311	127,391	174,920
Interest income	9,421	—	9,421
Interest expense	28,332	—	28,332
Other expense, net	(7,694)	—	(7,694)

Income before income taxes	275,706	127,391	148,315
Income tax expense (benefit)	23,983	42,887	(18,904)

Net income	$251,723	$84,504	$167,219

Earnings per share:
Basic	$1.48		$0.98

Diluted	$1.47		$0.98

Weighted average shares outstanding:
Basic	169,879		169,879

Diluted	171,270		171,270

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CITRIX SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2013

	Historical	GoTo Business Separation (a)	Pro Forma Citrix
	(In thousands, except per share information)
Revenues:
Product and licenses	$891,630	$4,954	$886,676
Software as a service	582,872	535,537	47,335
License updates and maintenance	1,305,053	—	1,305,053
Professional services	138,879	—	138,879

Total net revenues	2,918,434	540,491	2,377,943

Cost of net revenues:
Cost of product and license revenues	114,932	—	114,932
Cost of services and maintenance revenues	289,990	105,742	184,248
Amortization and impairment of product related intangible assets	97,873	4,323	93,550

Total cost of net revenues	502,795	110,065	392,730

Gross margin	2,415,639	430,426	1,985,213

Operating expenses:
Research and development	516,338	61,349	454,989
Sales, marketing and services	1,216,680	216,215	1,000,465
General and administrative	260,236	37,098	223,138
Amortization and impairment of other intangible assets	41,668	4,040	37,628

Total operating expenses	2,034,922	318,702	1,716,220

Income from operations	380,717	111,724	268,993
Interest income	8,194	—	8,194
Interest expense	128	—	128
Other expense, net	(893)	—	(893)

Income before income taxes	387,890	111,724	276,166
Income tax expense	48,367	38,312	10,055

Net income	$339,523	$73,412	$266,111

Earnings per share:
Basic	$1.82		$1.43

Diluted	$1.80		$1.41

Weighted average shares outstanding:
Basic	186,672		186,672

Diluted	188,245		188,245

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CITRIX SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

	Historical	GoTo Business Separation (a)	Pro Forma Adjustments	Note	Pro Forma Citrix
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$1,308,683	$79,021	$54,855	(d)	$1,284,517
Short-term investments, available-for-sale	354,328	150	—		354,178
Accounts receivable, net of allowances of $5,561 at September 30, 2016	475,085	43,592	—		431,493
Inventories, net	14,809	—	—		14,809
Prepaid expenses and other current assets	119,482	13,004	—		106,478

Total current assets	2,272,387	135,767	54,855		2,191,475
Long-term investments, available-for-sale	789,038	—	—		789,038
Property and equipment, net	352,521	84,791	—		267,730
Goodwill	1,965,024	380,917	—		1,584,107
Other intangible assets, net	247,392	58,999	—		188,393
Deferred tax assets, net	231,681	6,372	—		225,309
Other assets	64,460	4,243	—		60,217

Total assets	$5,922,503	$671,089	$54,855		$5,306,269

Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$85,655	$16,943	$—		$68,712
Accrued expenses and other current liabilities	279,947	36,377	15,851	(e)	259,421
Income taxes payable	51,341	310	—		51,031
Current portion of deferred revenues	1,194,101	116,167	—		1,077,934
Convertible notes, short-term	1,338,782	—	—		1,338,782

Total current liabilities	2,949,826	169,797	15,851		2,795,880
Long-term portion of deferred revenues	418,169	5,199	—		412,970
Other liabilities	114,931	4,065	—		110,866
Temporary equity from Convertible notes	87,841	—	—		87,841
Stockholders’ equity:
Preferred stock at $.01 par value: 5,000 shares authorized, none issued and outstanding	—	—	—		—
Common stock at $.001 par value: 1,000,000 shares authorized; 302,107 shares issued and outstanding at September 30, 2016	302	—	—		302
Additional paid-in capital	4,687,343	—	—		4,687,343
Retained earnings	3,810,887	492,028	39,004	(d)(e)	3,357,863
Accumulated other comprehensive loss	(22,835)	—	—		(22,835)

	8,475,697	492,028	39,004		8,022,673
Less - common stock in treasury, at cost (146,420 shares at September 30, 2016)	(6,123,961)	—	—		(6,123,961)

Total stockholders’ equity	2,351,736	492,028	39,004		1,898,712

Total liabilities, temporary equity and stockholders’ equity	$5,922,503	$671,089	$54,855		$5,306,269

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the separation of the GoTo Business to be accounted for as a discontinued operation. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2016 and for the fiscal years ended December 31, 2015, 2014 and 2013 are presented as if the transaction occurred as of January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 is presented as if the separation occurred on that date.

(a)	The GoTo Business Separation column in the unaudited pro forma condensed consolidated financial statements represents the historical financial results of the GoTo Business accounted for as a discontinued operation.

(b)	Reflects the removal of all non-recurring separation costs which are included in Citrix’s historical results of operations for the nine months ended September 30, 2016 and the fiscal year ended December 31, 2015. These costs relate primarily to third-party advisory and consulting services, retention payments to certain employees, incremental stock-based compensation and other costs directly related to the separation.

(c)	Represents the tax impact of pro forma adjustments at the applicable statutory income tax rates.

(d)	Represents the effect of the Final Net Adjustment (as defined in the Merger Agreement) and to reflect the cash and cash equivalents that will remain with Citrix. Pursuant to the Merger Agreement, as of the closing, GetGo retains cash and cash equivalents equal to approximately $25.0 million, subject to certain adjustments.

(e)	Represents the effect of the Employee Matters Agreement dated as of January 31, 2017, by and among Citrix, LogMeIn and GetGo, providing that certain employment-related liabilities are to be retained by Citrix.